UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
December 7, 2022

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices, including zip code)
(415) 657-5500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.      Results of Operations and Financial Condition.
On December 7, 2022, Cutera, Inc. (the “Company”) announced its intention to offer convertible senior notes in a private placement to qualified institutional buyers (the “Offering”) pursuant to Rule 144A under the Securities Act (the “Act”). On December 7, 2022, the Company delivered an investor presentation in connection with the Offering, in which the Company is providing the following Non-GAAP financial data and a reconciliation to GAAP.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Other Adjustments	Non-GAAP

Net revenue	$181,712	—	—	—	—	$181,712
Cost of revenue	83,549	(522)	(1,572)	—	—	81,455
Gross profit	98,163	522	1,572	—	—	100,257
Gross margin %	54.0%					55.2%
Operating expenses:
Sales and marketing	71,109	(3,627)	(4,510)	(325)	—	62,647
Research and development	15,085	(109)	(1,536)	—	—	13,440
General and administrative	24,033	(205)	(2,214)	(1,089)	(614)	19,911
Total operating expenses	110,227	(3,941)	(8,260)	(1,414)	(614)	95,998
Adjusted EBITDA	$(12,064)	$4,463	$9,832	$1,414	$614	$4,259

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2020
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementatio/ write-off	Severance (RIF)	Legal/Former CFO Settlement/Lutronic	Other Adjustments	Non-GAAP

Net revenue	$147,683	—	—	—	—	—	—	$147,683
Cost of revenue	71,911	(591)	(1,665)	—	(318)	—	275	69,612
Gross profit	75,772	591	1,665	—	318	—	(275)	78,071
Gross margin %	51.3%							52.9%
Operating expenses:
Sales and marketing	52,766	(3,136)	(3,384)	—	(274)	—	—	45,972
Research and development	14,322	(149)	(1,670)	—	(130)	—	—	12,373
General and administrative	31,512	(111)	(3,390)	(1,139)	(101)	(1,925)	(324)	24,522
Total operating expenses	98,600	(3,396)	(8,444)	(1,139)	(505)	(1,925)	(324)	82,867
Adjusted EBITDA	$(22,828)	$3,987	$10,109	$1,139	$823	$1,925	$49	$(4,796)

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31 , 2021
	GAAP		Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation Cost	Severance (RIF)	Legal - Lutronic	Other Adjustments	Non-GAAP

Net revenue	$231,270		—	—	—	—	—	—	$231,270
Cost of revenue	98,165		(526)	(1,408)	—	—	—	791	97,022
Gross profit	133,105		526	1,408	—	—	—	(791)	134,248
Gross margin %	57.6%								58.0%
Operating expenses:
Sales and marketing	76,762		(2,420)	(3,160)	(182)	(638)	—	—	70,362
Research and development	21,568		(182)	(2,784)	—	—	—	—	18,602
General and administrative	32,945		(60)	(5,820)	(1,316)	—	(1,201)	—	24,548
Total operating expenses	131,275	131275	(2,662)	(11,764)	(1,498)	(638)	(1,201)	—	113,512
Adjusted EBITDA	$1,830		$3,188	$13,172	$1,498	$638	$1,201	$(791)	$20,736

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO  NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2022
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementatio/ write-off	Legal - Lutronic	Severence	Other Adjustments	Non-GAAP

Net revenue	$185,046	—	—	—	—	—	—	$185,046
Cost of revenue	83,966	(596)	(1,430)	—	—	(26)	290	82,204
Gross profit	101,080	596	1,430	—	—	26	(290)	102,842
Gross margin %	54.6%							55.6%
Operating expenses:
Sales and marketing	78,433	(2,328)	(3,855)	—	—	(262)	—	71,988
Research and development	19,747	(180)	(2,513)	—	—	(88)	—	16,966
General and administrative	35,554	(238)	(5,223)	(7,712)	(1,062)	(39)	—	21,280
Total operating expenses	133,734	(2,746)	(11,591)	(7,712)	(1,062)	(389)	—	110,234
Adjusted EBITDA	$(32,654)	$3,342	$13,021	$7,712	$1,062	$415	$(290)	$(7,392)

Item 8.01.      Other Events.
As previously announced in March 2022, AviClear became the first FDA-cleared device for the treatment of mild, moderate, and severe acne across all skin types. In November 2022, the Company disclosed that it expected a full commercial launch of AviClear by December 31, 2022. On November 3, 2022, the Company anticipated there being 360 active AviClear devices by December 31, 2022. As of November 30, 2022, there were 387 active AviClear devices. The Company is continuing to place AviClear devices with customers in the month of December.

Item 9.01.  Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: December 7, 2022	/s/ David H. Mowry
David H. Mowry
Chief Executive Officer